EXHIBIT 10.68

FOURTH AMENDMENT TO

AMENDED AND RESTATED

LOAN AND SECURITY AGREEMENT

THIS FOURTH AMENDMENT TO AMENDED AND RESTATED LOAN AND SECURITY AGREEMENT (the “Fourth Amendment”) is entered into as of April 15, 2004, by and between SILICON VALLEY BANK, a California-chartered bank (the “Bank”), and CRITICAL PATH, INC., a California corporation (the “Borrower”), in reliance on the following:

RECITALS

A. On or about July 18, 2003, the Borrower and the Bank entered into that certain Amended and Restated Loan and Security Agreement (the “Loan Agreement”) pursuant to which the Bank made available to the Borrower a revolving credit facility (the “Senior Debt Facility”) in the principal amount of up to $15,000,000.00.

B. On or about November 18, 2003, the Borrower entered into that certain Convertible Note Purchase and Exchange Agreement among the Borrower, General Atlantic Partners 74, L.P. (“GAP 74”), GAP Coinvestment Partners II, L.P. (“GAP Coinvestment”), GapStar, LLC (“GapStar”) and GAPCO GmbH & Co. KG (“GAPCO” and, together with GAP 74, GAP Coinvestment and GapStar, the “Investors”), and the other entities listed on the signature pages thereto (collectively with the notes and other documents executed and delivered by the Borrower in connection therewith, as amended in accordance with the terms of the First Subordination Agreement defined below, the “First Junior Debt Documents”), pursuant to which the Borrower issued to such Investors convertible notes in the aggregate principal amount of $10,000,000.00 (the “First Junior Debt”) and granted a security interest to the Investors in certain of the Collateral on November 26, 2003.

C. The Bank consented to the Borrower’s entering into the First Junior Debt Documents and performing its obligations thereunder pursuant to the terms of that certain First Amendment to Amended and Restated Loan and Security Agreement dated as of November 26, 2003 (the “Amendment”). The Amendment provided, in part, that the Investors would enter into that certain Subordination Agreement with the Bank dated as of November 26, 2003 (the “First Subordination Agreement”) to evidence the terms by which the First Junior Debt is subordinated to the Senior Debt Facility.

D. On or about January 16, 2004, the Borrower entered into that certain Convertible Note Purchase Agreement dated as of January 16, 2004, by and among the Borrower as issuer, on the one hand, and Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Partners, L.P., and Passport Master Fund, L.P. as creditors (collectively, the “Second Subordinated Creditors”), on the other hand, and the Notes, the Guaranty and Security Agreement and the other documents executed and delivered in connection therewith (collectively, the “Second Junior Debt Documents”).

E. The Bank consented to the Borrower’s entering into the Second Junior Debt Documents and the Borrower’s granting to the Second Subordinated Creditors a security interest in certain of the Collateral, all as more fully set forth in the Second Junior Debt Documents, conditioned upon the execution and delivery by the Second Subordinated Creditors of a “Second Subordination Agreement” by and among the Bank, as senior creditor, and the Second Subordinated Creditors, as junior creditors, in form and substance acceptable to the Bank, and the consent of the Investors to the Borrower’s entering into the Second Junior Debt Documents.

F. On or about January 30, 2004, the Borrower entered into that certain Second Amendment to the Loan Agreement (the “Second Amendment”). The Second Amendment provided, in part, an extension of the Maturity Date to October 31, 2004.

G. On or about March 9, 2004, the Borrower entered into that certain Convertible Note Purchase Agreement dated as of March 9, 2004, by and among the Borrower as issuer, on the one hand, and Permal U.S. Opportunities Limited, Zaxis Equity Neutral, L.P., Zaxis Partners, L.P., Zaxis Offshore Limited, Zaxis Institutional Partners, L.P., Guggenheim Portfolio Company XIII, Crosslink Crossover Fund IV, L.P., Sagamore Hill Hub Fund, Ltd., Criterion Capital Partners, Ltd. Criterion Capital Partners, Institutional, Criterion Capital Partners, L.P. and Capital Ventures International as creditors (collectively, the “Third Subordinated Creditors”), on the other hand, and the Notes, the Guaranty and Security Agreement and the other documents executed and delivered in connection therewith (collectively, the “Third Junior Debt Documents”).

H. The Bank consented to the Borrower’s entering into the Third Junior Debt Documents and the Borrower’s granting to the Third Subordinated Creditors a security interest in certain of the Collateral, all as more fully set forth in the Third Junior Debt Documents, conditioned upon the execution and delivery by the Third Subordinated Creditors of a “Third Subordination Agreement” by and among the Bank, as senior creditor, and the Third Subordinated Creditors, as junior creditors, in form and substance acceptable to the Bank, and the consent of the Investors and Second Subordinated Creditors to the Borrower’s entering into the Third Junior Debt Documents.

I. On or about March 12, 2004, the Borrower entered into that certain Third Amendment to the Loan Agreement dated as of January 30, 2004 (the “Third Amendment”). The Third Amendment provided, in part, an extension of the Maturity Date to June 30, 2005. The Loan Agreement as amended by the Amendment, the Second Amendment and Third Amendment, along with all other documents entered into by the parties in connection with the Loan Agreement, the Amendment, the Second Amendment and the Third Amendment are hereinafter referred to as the “Senior Loan Documents,” and each capitalized term used in this Fourth Amendment shall have the meaning accorded to it in the Senior Loan Documents unless it is otherwise defined herein.

J. The Borrower now desires to waive a certain financial covenant in the Senior Loan Documents and to amend the Senior Loan Documents further in order to modify a certain financial covenant upon the terms set forth herein.

AGREEMENT

NOW, THEREFORE, in reliance upon the foregoing and in consideration of the mutual covenants set forth herein and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1. Waiver. The Bank hereby waives the Borrower’s failure to comply with the financial covenant set forth in Section 5.1 of Schedule 1 for the quarter ended March 31, 2004. The foregoing waiver is effective solely as to this covenant for the quarter ended March 31, 2004 and shall not constitute a continuing waiver by the Bank of its rights under Section 5.1 of Schedule 1 or elsewhere in the Senior Loan Documents. Without limiting the foregoing, the Bank’s waiver in this Section 1 shall not serve as a waiver of the Borrower’s failure to comply with the provisions of said Section 5.1 of Schedule 1 as of the end of any future quarter.

2. Consolidated Revenues Covenant. The existing Section 5.1 of Schedule 1 is hereby deleted and a new Section 5.1 of Schedule 1 is hereby added to read in full as follows:

“5.1 Minimum Consolidated Revenues. Borrower shall maintain minimum Consolidated Revenues on a rolling three-month basis (the first such three-month period being 10/1/03—12/31/03), measured by the Bank each month commencing on December 31, 2003, in the following amounts: (i) $16,500,000.00 for the period commencing on February 29, 2004 through June 30, 2004; and (ii) $18,500,000.00 for each three-month period thereafter through the Maturity Date. For purposes of this covenant, “Consolidated Revenues” shall mean the revenues of Borrower and its subsidiaries as reported to the Bank on a consolidated basis in Borrower’s monthly financial statements.”

3. Going Concern Qualification. A “going concern” qualification in an audit report in connection with the Borrower shall not be issued during the period commencing from the date hereof through the Maturity Date.

4. Waiver Fee. The Borrower will pay the Bank a waiver fee on the date hereof the amount of $25,000.00 (the “Waiver Fee”), which Waiver Fee shall be fully-earned and non-refundable upon payment.

5. Reaffirmation of Obligations. The Borrower reaffirms to the Bank that, as of the date hereof, the outstanding principal amount of all Loans under the Senior Loan Documents (including the face amount of all Letters of Credit outstanding under the Letter of Credit Sublimit) is $2,701,501.00. The Borrower acknowledges that the Senior Loan Documents fully and accurately reflect and constitute the valid and enforceable Obligations of the Borrower to the Bank, and the Borrower remains fully obligated to perform all covenants thereunder and has no defenses to or offsets against such Obligations.

6. Conditions to Effectiveness. The following conditions must be satisfied in full, or waived in writing by the Bank, before this Fourth Amendment shall be effective and the Bank shall become obligated hereunder.

6.1 Execution and Delivery of Documents. The Borrower shall have executed and delivered to the Bank this Fourth Amendment, and the Bank shall have received any and all other instruments and documents, fully executed and in form and substance acceptable to the Bank, as are contemplated hereby or otherwise reasonably requested by the Bank.

6.2 Payment of Fees and Expenses. The Borrower shall have paid to the Bank all fees due and owing under the Senior Loan Documents as amended hereby (including but not limited to the Waiver Fee), as well as a sum sufficient to reimburse the Bank for all costs and expenses incurred by the Bank in entering into this Fourth Amendment and any and all other documents and instruments contemplated hereby or thereby (including but not limited to all attorneys’ fees and expenses.)

6.3 Representations and Warranties; No Default. The representations and warranties of the Borrower as set forth in the Senior Loan Documents shall be true and correct in all material respects as of the date on which this Fourth Amendment becomes effective, and no Event of Default shall have occurred and be continuing as of such date without having been cured.

7. Continued Full Force and Effect. Except to the extent expressly amended hereby, all of the terms and provisions of the Senior Loan Documents shall remain in full force and effect, and the lien in favor of the Bank in the Collateral shall be and remain a fully perfected senior lien upon all of the Collateral pursuant to the terms of the Senior Loan Documents, it being the intent of the parties that nothing herein shall affect or impair the Bank’s rights or remedies under the Senior Loan Documents or its lien upon the Collateral. Henceforth, the term “Loan Documents” shall be deemed to mean the Senior Loan Documents as modified and supplemented by the terms of this Fourth Amendment, and any default of the Borrower hereunder shall constitute an Event of Default under the Senior Loan Documents.

8. General Provisions.

8.1 Choice of Law and Venue. This Fourth Amendment shall be governed by and construed in accordance with the internal laws of the State of California, without regard to principles of conflicts of law, and any action or proceeding arising out of this Fourth Amendment shall be commenced in the Superior Court of the State of California for the County of Santa Clara, or in the District Court of the United States in the Northern District of California.

8.2 WAIVER OF JURY TRIAL. EACH OF THE BORROWER, ON THE ONE HAND, AND THE BANK, ON THE OTHER HAND, WAIVES ITS RIGHT TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION ARISING OUT OF OR BASED UPON THIS FOURTH AMENDMENT, THE SENIOR LOAN DOCUMENTS OR ANY CONTEMPLATED TRANSACTION, INCLUDING CONTRACT, TORT, BREACH OF DUTY AND ALL OTHER CLAIMS. THIS WAIVER IS A MATERIAL INDUCEMENT

FOR EACH OF THE PARTIES TO ENTER INTO THIS FOURTH AMENDMENT. EACH PARTY HAS REVIEWED THIS WAIVER WITH ITS COUNSEL AND UNDERSTANDS THE RAMIFICATIONS THEREOF.

8.3 Entire Agreement. This Fourth Amendment, along with the Loan Agreement and the other Senior Loan Documents, together constitute the entire agreement and understanding between the parties hereto with respect to the transactions contemplated hereunder and thereunder and supersede all prior negotiations, understandings and agreements between the parties with respect to such transactions.

8.4 Counterparts. This Fourth Amendment may be executed and delivered in any number of counterparts, each of which shall be an original and all of which together shall constitute one and the same agreement.

8.5 Time of the Essence. Time is of the essence in the performance by each party of its obligations hereunder and the satisfaction of all conditions specified herein.

IN WITNESS WHEREOF, each of the parties hereto has caused its duly authorized representative to execute this Fourth Amendment as of the date first set forth above.

BORROWER:		BANK:

CRITICAL PATH, INC.,		SILICON VALLEY BANK,
a California corporation		a California-chartered bank

By:	/s/ James A. Clark	By:	/s/ Brian Harrison
Name:	James A. Clark	Name:	Brian Harrison
Title:	EVP and CFO	Title:	Vice President